Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 20, 2007 relating to our report on the financial statements in this Form SB-2 registration statement filed by Mantra Venture Group Ltd. on, or about, October 18, 2007.

JORGENSEN & CO.
October 18, 2007